                       SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

     This Second Amendment to the Employment Agreement (the "Amendment") is executed on the underwritten date to be effective on that date, and is made by and between Pentegra Dental Group, Inc., a Delaware Corporation (the "Company"), and James L. Dunn, Jr. (the "Employee").

                                      WITNESSETH

     Whereas, the Company and the Employee had entered into an employment agreement dated July 12, 1997, as previously amended by the First Amendment, (the "Employment Agreement") to be effective at the initial public offering, and

     Whereas, the Company and the Employee wish to amend the Employment Agreement as more fully set forth herein;

     Therefore, in consideration for the mutual promises and representations contained in the Employment Agreement and herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the undersigned Employee and Company do agree as follows:

     The Employment Agreement shall be amended to add the following paragraph to the end of Section 2 "Duties":

          "Notwithstanding the foregoing, the Company and the Employee agree that the Employee may act as an attorney and provide certain limited pro bono legal services to the Employee's close friends and family, but only if the Employee's legal services are approved by the Company's Chief Executive Officer (the "C.E.O.") before the engagement begins and, the Employee's legal service does not interfere with, or materially divert, the Employee's full time and best efforts from the Company. The Employee will be permitted to attend certain continuing education courses in Texas which are necessary to maintain the Employee's legal license, and/or certified public accountant license, provided that the Employee endeavors to obtain an exemption from those requirements and/or endeavors to enroll in those courses which enhance the Employee's ability to perform his duties to the Company. The Employee may serve as a director of any publicly traded company, or any privately held company which is in the process of attempting to offer its stock to the public, provided that the Employee's service on that board of directors does not interfere with or materially divert the Employee's full time and best efforts from the Company and the Employee obtains prior consent from the C.E.O.. The Employee may serve as a member of a limited liability company (the "LLC") which acts as a corporate sponsor of certain entities which are seeking their initial public offering, but only if the Employee does not serve as a "manager" or "officer" of the LLC."

     The Employment Agreement shall be amended to add the following paragraph to Section 6 "Termination":

          "(d) Termination by the Company, pursuant to Section 6(b) shall not be effective unless and until the Company provides written notice of the conduct it finds objectionable and the Employee fails to cure the Company's objections within the time specified by the Company in its written notice."

     It is further agreed that the remainder of the Employment Agreement, together with any prior amendments, shall remain unchanged and in effect.

     Executed this 22nd day of April, 1998.


COMPANY                                EMPLOYEE
Pentegra Dental Group, Inc.


By: /s/ Gary S. Glatter                 /s/ James L. Dunn, Jr.
   --------------------------------    ---------------------------
      Gary S. Glatter,                 James L. Dunn, Jr.
      President and Chief
      Executive Officer



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